EXHIBIT 5.1

December 2, 2021

Oblong, Inc.
25587 Conifer Road, Suite 105-231
Conifer, CO 80433

Re:    Registration Statement on Form S-3 of Oblong, Inc.

Ladies and Gentlemen:

This letter is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Oblong, Inc., a Delaware corporation (the “Company”), on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.
The Registration Statement relates to the resale from time to time by the selling stockholders named in the prospectus contained in the Registration Statement and any supplement thereto or their permitted transferees of an aggregate of up to 3,000,000 shares of the Company’s common stock (the “Warrant Shares”), par value $0.0001 per share (the “Common Stock”), issuable upon exercise of 3,000,000 Series B Common Stock purchase warrants (the “Warrants”), each exercisable for one share of Common Stock.
In rendering the opinions set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder, that all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto (other than the Company) and that all such documents constitute the valid and binding obligation of each party thereto (other than the Company) enforceable against each such party in accordance with their terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
Based upon the foregoing and subject to the additional qualifications, limitations and exceptions set forth below, we are of the opinion that the Warrant Shares have been duly authorized and, assuming that there is a sufficient number of authorized and unissued shares of Common Stock at the time of a Warrant exercise, when issued and delivered by the Company

Oblong, Inc.
December 2, 2021

against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.
The opinions expressed herein are based solely upon the General Corporation Law of the State of Delaware (including the statutory provisions contained therein, the applicable rules and regulations underlying these provisions and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, rules, regulations or ordinances.
The foregoing opinions are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any acts, events, facts or circumstances occurring after the date hereof or which may hereafter come to our attention, or any change in the law which may hereafter occur.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP